As filed with the Securities and Exchange Commission on May 3, 2022

Registration No. 333-203893

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Main Street Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	41-2230745
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1300 Post Oak Boulevard, 8th Floor
Houston, TX	77056
(Address of principal executive offices)	(Zip code)

Main Street Capital Corporation 2015 Equity and Incentive Plan

Main Street Capital Corporation 2015 Non-Employee Director Restricted Stock Plan
(Full title of the plan)

Dwayne L. Hyzak

Chief Executive Officer

Main Street Capital Corporation

1300 Post Oak Boulevard, 8th Floor

Houston, TX 77056

(713) 350-6000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ⌧	Accelerated filer ◻	Non-accelerated filer ◻	Smaller reporting company ◻ Emerging growth company ◻

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ◻

Explanatory Statement

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 5, 2015 (Registration Statement No. 333-203893) (the “Registration Statement”), is being filed to deregister certain shares of common stock, par value $0.01 per share (“Common Stock”), of Main Street Capital Corporation (the “Registrant”) that were registered for issuance pursuant to the 2015 Equity and Incentive Plan and the 2015 Non-Employee Director Restricted Stock Plan. The Registration Statement registered 3,300,000 shares of Common Stock for issuance pursuant to the 2015 Equity and Incentive Plan and the 2015 Non-Employee Director Restricted Stock Plan. This Post-Effective Amendment No. 1 to the Registration Statement is being filed in order to deregister all shares of Common Stock that were registered under the Registration Statement and remain unissued under the 2015 Equity and Incentive Plan and the 2015 Non-Employee Director Restricted Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 3, 2022.

MAIN STREET CAPITAL CORPORATION
By:	/s/ Dwayne L. Hyzak Dwayne L. Hyzak Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 3, 2022.

Signature	Title	Date
/s/ Dwayne L. Hyzak Dwayne L. Hyzak	Chief Executive Officer and Director (principal executive officer)	May 3, 2022
/s/ Jesse E. Morris Jesse E. Morris	Chief Financial Officer, Chief Operating Officer and Treasurer (principal financial officer)	May 3, 2022
/s/ Lance A. Parker Lance A. Parker	Vice President and Chief Accounting Officer (principal accounting officer)	May 3, 2022
/s/ Vincent D. Foster Vincent D. Foster	Chairman of the Board	May 3, 2022
/s/ J. Kevin Griffin J. Kevin Griffin	Director	May 3, 2022
/s/ John E. Jackson John E. Jackson	Director	May 3, 2022
/s/ Brian E. Lane Brian E. Lane	Director	May 3, 2022
/s/ Kay Matthews Kay Matthews	Director	May 3, 2022
/s/ Dunia A. Shive Dunia A. Shive	Director	May 3, 2022
/s/ Stephen B. Solcher Stephen B. Solcher	Director	May 3, 2022